Exhibit 4.9

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated May 5, 2022 (this “Agreement”), is entered into by and among Phillips 66 Company, a Delaware corporation (the “Company”), Phillips 66, a Delaware corporation (the “Guarantor” and, together with the Company, the “Company Parties”), and Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as joint lead dealer managers (collectively, the “Dealer Managers”), in connection with the Company’s offers to exchange notes issued by Phillips 66 Partners LP, a Delaware limited partnership, for new notes of the Company (fully and unconditionally guaranteed by the Guarantor) listed on Schedule A (the “Securities”) on the terms and subject to the conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement, dated April 6, 2022 (the “Offering Memorandum”). The Company Parties have agreed to provide to the Holders (as defined below) of the Securities the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Dealer Managers’ obligation to act and to continue to act (as the case may be) as Dealer Managers under the Dealer-Manager and Solicitation Agent Agreement, dated April 6, 2022, among the Company, the Guarantor and the Dealer Managers (the “Dealer Manager Agreement”).

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions and Rules of Interpretation.

(a) As used in this Agreement, the following terms shall have the following meanings:

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in The City of New York, New York or Houston, Texas are authorized or required by law to remain closed.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Exchange Offer” shall mean the exchange offer by the Company Parties of Exchange Securities of each series for Registrable Securities of such series pursuant to Section 2(a).

“Exchange Offer Registration Statement” shall mean a registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein, in each case filed with the SEC in connection with the Exchange Offer.

“Exchange Securities” shall mean unsubordinated unsecured notes of a series issued by the Company and fully and unconditionally guaranteed by the Guarantor under the Indenture, containing terms substantially identical in all material respects to the applicable series of Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders in exchange for Registrable Securities of such series pursuant to the Exchange Offer.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company Parties and used by the Company Parties in connection with the sale of the Securities or the Exchange Securities.

“Holders” shall mean the holders of Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5, the term “Holders” shall include Participating Broker-Dealers.

“Indenture” shall mean the Indenture, dated as of May 5, 2022, among the Company, the Guarantor and the Trustee, as the same may be amended and supplemented from time to time in accordance with the terms thereof with applicability to the Securities and the Exchange Securities, including by that certain Officers’ Certificate of the Company, dated the date hereof.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b).

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities upon the earliest to occur of the following: (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding, (iii) except in the case of Securities that otherwise remain Registrable Securities and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated, (iv) when such Securities have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided that the Company Parties shall have removed or caused to be removed any restrictive legend on the Securities, or (v) the date that is three years after the date of this Agreement.

“Registration Default” shall mean the occurrence of any of the following with respect to a series of Registrable Securities: (i) the Company Parties have not exchanged Exchange Securities for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to the Target Registration Date or, if a Shelf Registration Statement is required pursuant to Section 2(b), such Shelf Registration Statement is not declared effective on or prior to the later of (x) the Target Registration Date and (y) 90 days after delivery of the applicable Shelf Request, or (ii) if a Shelf Registration Statement is required pursuant to Section 2(b) and after being declared effective, such Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable for resales of Registrable Securities (a) on more than two occasions of at least 30 consecutive days in any 12-month period during the Shelf Effectiveness Period or (b) at any time during the Shelf Effectiveness Period, and such failure to remain effective or be usable for resales of Registrable Securities exists for more than 90 days (whether or not consecutive) in any 12-month period.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company Parties with this Agreement, including without limitation: (i) all SEC or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of the Company Parties in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees incurred by the Company Parties (including with respect to maintaining ratings of the Securities and the Exchange Securities), (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of the Trustee and its one counsel, (vii) the fees and disbursements of counsel for the Company Parties and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected or replaced by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders) and (viii) the fees and disbursements of the independent registered public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company, including the Prospectus contained therein or deemed a part thereof, all amendments and supplements to any such registration statement, including post-effective amendments, all exhibits to any such registration statement and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b).

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Staff” shall mean the staff of the SEC.

“Target Registration Date” shall mean May 5, 2023.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939.

“Trustee” shall mean U.S. Bank Trust Company, National Association, as trustee with respect to the Securities under the Indenture.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

(b) Each of the following terms shall have the meaning set forth in the indicated Section of this Agreement:

Agreement	Preamble
Company	Preamble
Company Parties	Preamble
Dealer Manager Agreement	Preamble
Dealer Managers	Preamble
Exchange Date	Section 2(a)(ii)
Guarantor	Preamble
Inspector	Section 3(a)(xiv)
Issuer Information	Section 5(a)
Offering Memorandum	Preamble
Participating Broker-Dealers	Section 4(a)
Securities	Preamble
Shelf Effectiveness Period	Section 2(b)
Shelf Request	Section 2(b)
Underwriter	Section 3(f)

(c) In this Agreement, unless the context otherwise requires:

(i) references to a Section or Schedule are to a Section of or Schedule to this Agreement; and

(ii) references to any statute, rule or regulation are to such statute, rule or regulation as amended from time to time.

2. Registration Under the Securities Act.

(a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company Parties shall use their commercially reasonable efforts to (x) cause to be filed an Exchange Offer Registration Statement on the appropriate form under the Securities Act, as selected by the Company, covering an offer to the Holders to exchange all Registrable Securities for a like aggregate principal amount of Exchange Securities and (y) have such Registration Statement become effective on or before the Target Registration Date, and, if requested by one or more Participating Broker-Dealers, remain effective until 180 days after the last Exchange Date for use by such Participating Broker-Dealers. The Company Parties shall commence the Exchange Offer promptly after (but in no event later than 30 days after) the Exchange Offer Registration Statement is declared effective by the SEC, and use their commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.

The Company Parties shall commence the Exchange Offer by mailing and/or electronically delivering, or by causing the mailing and/or electronic delivery of, the related Prospectus and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i) that such Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be no fewer than 20 Business Days from the date such Prospectus is mailed and/or electronically delivered) (each, an “Exchange Date”);

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv) that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security to the institution and at the address and in the manner specified in the Prospectus, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date with respect to such Exchange Offer; and

(v) that any Holder of Registrable Securities will be entitled to withdraw its election, not later than the close of business on the last Exchange Date with respect to the Exchange Offer, by (A) sending to the institution and at the address specified in the Prospectus, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in an Exchange Offer, a Holder will be required to represent to the Company Parties that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of such Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company, (4) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (5) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date with respect to an Exchange Offer for Registrable Securities of a series, the Company Parties shall:

(i) accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to such Exchange Offer; and

(ii) in cooperation with the Trustee, effect the exchange of Registrable Securities in accordance with applicable book-entry procedures.

The Company Parties shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall use their reasonable best efforts to comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff and that no action or proceeding has been instituted or threatened in any court or by or before any governmental agency relating to the Exchange Offer which, in the Company’s judgment, could reasonably be expected to impair the Company’s ability to proceed with the Exchange Offer.

Interest on each Exchange Security will accrue from the last interest payment date on which interest was paid on the Registrable Security surrendered in the Exchange Offer, or if no interest has been paid on the Registrable Security surrendered in the Exchange Offer, from the date specified on the cover page of the Offering Memorandum.

(b) If the Company Parties determine that the Exchange Offer Registration Statement provided for in Section 2(a) is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, or, if for any reason the Exchange Offer is not completed by the Target Registration Date, or if prior to the last Exchange Date, the Company receives a written request (a “Shelf Request”) from any Holder representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Company Parties shall use their commercially reasonable efforts to cause to be filed and become effective, as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement on the appropriate form under the Securities Act, as selected by the Company, providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective; provided that (a) no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the Prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company Parties as is contemplated by Section 3(c) and, if necessary, the Shelf Registration Statement has been amended to reflect such information, and (b) the Company Parties shall be under no obligation to file or cause to become effective any such Shelf Registration Statement before they are obligated to file or cause to become effective an Exchange Offer Registration Statement pursuant to Section 2(a).

The Company Parties agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which the Securities covered thereby cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Company Parties further agree to use their commercially reasonable efforts to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Participating Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company Parties agree to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC, as reasonably requested by the Participating Holders.

(c) The Company Parties shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs with respect to a series of Registrable Securities, the interest rate on the Registrable Securities (and only the Registrable Securities) of such series will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such

Registration Default ends, up to a maximum increase of 1.00% per annum. A Registration Default ends with respect to any Security when such Security ceases to be a Registrable Security or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed or when the Shelf Registration Statement covering such Registrable Securities becomes effective or (2) in the case of a Registration Default under clause (ii) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on the next date that there is no Registration Default.

Notwithstanding anything to the contrary in this Agreement, if the Exchange Offer is consummated, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange and did not validly tender its Registrable Securities in the Exchange Offer, or withdrew its Registrable Securities for Exchange Securities from the Exchange Offer, will not be entitled to receive any additional interest pursuant to the preceding paragraph, and upon the completion of the Exchange Offer, such Securities will no longer constitute Registrable Securities hereunder.

Any amounts of additional interest due under this Section 2(d) will be payable in cash on the regular interest payment dates of the Securities. The additional interest will be determined by multiplying the applicable additional interest rate by the principal amount of the Securities, multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period (determined on the basis of a 360-day year composed of twelve 30-day months, but it being understood that if the regular interest payment date of the Securities is not a Business Day and the payment is made on the next succeeding Business Day, no further interest will accrue as a result of such delay), and the denominator of which is 360.

(e) The Company Parties shall be entitled to suspend their obligation to file any amendment to a Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in a Shelf Registration Statement or any Free Writing Prospectus, make any other filing with the SEC that would be incorporated by reference into a Shelf Registration Statement, cause a Shelf Registration Statement to remain effective or the Prospectus or any Free Writing Prospectus usable or take any similar action if there is a possible acquisition, disposition or business combination or other transaction, business development or event involving the Company Parties or their subsidiaries that may require disclosure in the Shelf Registration Statement or Prospectus and the Company Parties determine that such disclosure is not in the best interest of the Company Parties and their stockholders or if obtaining any financial statements relating to any such acquisition or business combination required to be included in the Shelf Registration Statement or Prospectus would be impracticable. Upon the occurrence of any of the conditions described in the foregoing sentence, the Company shall give prompt notice of the delay or suspension (but not the basis thereof) to the Participating Holders. Upon the termination of such condition, the Company Parties shall promptly proceed with all obligations that were delayed or suspended pursuant to this Section 2(e) and, if required, shall give prompt notice to the Participating Holders of the cessation of the delay or suspension (but not the basis thereof).

(f) Without limiting the remedies available to the Holders, the Company Parties acknowledge that any failure to comply with their obligations under Section 2(a) and Section 2(b) may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may seek to specifically enforce the Company Parties’ obligations under Section 2(a) and Section 2(b).

3. Registration Procedures.

(a) In connection with their obligations pursuant to Sections 2(a) and (b), the Company Parties shall use commercially reasonable efforts to:

(i) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(a)(3) of, and Rule 174 under, the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(ii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company Parties with the SEC in accordance with the Securities Act and to retain a copy of any Free Writing Prospectus not required to be filed;

(iii) in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto (other than any document that amends and supplements any Prospectus, preliminary prospectus or Free Writing Prospectus because it is incorporated by reference therein), as such Participating Holder, counsel or Underwriter may reasonably request in writing in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(d), the Company Parties consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(iv) register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions of the United States as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things within the Company Parties’ reasonable control that may be reasonably necessary to enable each Participating Holder to remove any legal impediments to completing the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that neither of the Company Parties shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) execute or file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation or service of process in any such jurisdiction if it is not already so subject;

(v) notify counsel for the Dealer Managers (it being understood that for purposes of this Agreement, references to such counsel shall mean counsel on the date of this Agreement unless the Dealer Managers notify the Company in writing otherwise) and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders (it being understood that for purposes of this Agreement, references to such counsel shall only be applicable to the extent that the Company has been provided with contact information for such counsel) promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company Parties of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (3) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company Parties contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering of such Registrable Securities cease to be true and correct in all material respects or if the Company Parties receive any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any U.S. jurisdiction or the initiation of any proceeding for such purpose, (4) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (5) of any determination by the Company Parties that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vi) notify counsel for the Dealer Managers or, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders, of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective;

(vii) obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as soon as reasonably practicable and provide prompt notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(viii) in the case of a Shelf Registration, furnish to each Participating Holder, without charge, upon request, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested), if such documents are not available via EDGAR;

(ix) in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and, in the case of certificated securities, registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x) upon the occurrence of any event contemplated by Section 3(a)(v)(4), prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Exchange Offer Registration Statement, Shelf Registration Statement, related Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company Parties shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Dealer Managers and any Participating Broker-Dealers known to the Company Parties (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, the Dealer Managers and such Participating Broker-Dealers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company Parties have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission; provided that the Company Parties shall not be required to take any action pursuant to this Section 3(a)(x) during any suspension period pursuant to Sections 2(e) or 3(d);

(xi) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus, provide copies of such document to the Dealer Managers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make such of the representatives of the Company Parties as shall be reasonably requested by the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document at reasonable times and upon reasonable notice; and the Company Parties shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, of which the Dealer Managers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall reasonably object in writing within two Business Days after the receipt thereof, unless the Company Parties believe that use or filing of such Prospectus, Free Writing Prospectus, or any amendment of or supplement thereto is required by applicable law;

(xii) obtain a CUSIP number for each series of Exchange Securities (or of Registrable Securities of each series that are registered on a Shelf Registration Statement) not later than the initial effective date of a Registration Statement;

(xiii) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv) in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”) and any Underwriters participating in the applicable disposition pursuant to such Shelf Registration Statement, one firm of attorneys and one firm of accountants designated by a majority in aggregate principal amount of the Registrable Securities held by the Participating Holders and one firm of attorneys and one firm of accountants designated by such Underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Guarantor and its subsidiaries reasonably requested by any such Inspector, Underwriter, attorney or accountant, and cause the respective officers, directors and employees of the Company Parties to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with customary due diligence related to the offering and sale of Registrable Securities under a Shelf Registration Statement, subject to such parties conducting such investigation entering into confidentiality agreements as the Company Parties may reasonably require and to any applicable privilege or pre-existing contractual confidentiality obligations;

(xv) if reasonably requested by any Participating Holder, promptly include or incorporate by reference in a prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein, based upon a reasonable belief that such information is required to be included therein or is necessary to make the information about such Participating Holder not misleading, and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company Parties have received notification of the matters to be so included in such filing; and

(xvi) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Participating Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, in connection with an Underwritten Offering, (1) to the extent possible, making such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Guarantor and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers and guarantors, as applicable, to underwriters in underwritten offerings and consistent with the applicable representations and warranties in the Dealer Manager Agreement and confirm the same if and when requested, (2) obtaining opinions of counsel to the Company Parties (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to the Underwriters of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings and consistent with the opinions delivered pursuant to the Dealer Manager Agreement, as modified for a registered offering, provided that, if required by the Underwriters, counsel for the Participating Holders shall provide an opinion to the Underwriters covering the matters customarily covered in opinions requested from selling securityholders by underwriters in underwritten offerings, in connection with an Underwritten Offering, (3) in connection with an Underwritten Offering, obtain “comfort” letters from the independent registered public accountants of the Guarantor (and, if necessary, any other registered public accountant of any subsidiary of the Guarantor, or of any business acquired by the Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to the Underwriters of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) in connection with an Underwritten Offering, deliver such documents and certificates as may be reasonably requested by the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b) The Company Parties will comply in all material respects with all rules and regulations of the SEC to the extent and so long as they are applicable to the Exchange Offer or the Shelf Registration.

(c) In the case of a Shelf Registration Statement, the Company Parties may require, as a condition to including such Holder’s Registrable Securities in such Shelf Registration Statement, each Holder of Registrable Securities to furnish to the Company Parties a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities and other documentation necessary to effectuate the proposed disposition as the Company Parties may from time to time reasonably request in writing and require such Holder to agree in writing to be bound by all provisions of this Agreement applicable to such Holder. Each Holder of Registrable Securities as to which any Shelf Registration is being effected agrees to furnish promptly to the Company Parties all information required to be disclosed so that the information previously furnished to the Company Parties by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(d) Each Participating Holder agrees that, upon receipt of any notice from either of the Company Parties of the happening of any event of the kind described in Section 3(a)(v)(2), such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until it receives notice from the Company Parties of the cessation of any event of the kind described in Section 3(a)(v)(2), and upon receipt of any notice from the Company Parties of the happening of any event of the kind described in Section 3(a)(v)(4), such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until it receives the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) and, if so directed by the Company Parties, such Participating Holder will deliver to the Company Parties all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(e) If the Company Parties shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company Parties shall not be required to maintain the effectiveness thereof during the period of such suspension, and the Company Parties shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions or notice that such amendment or supplement is not necessary; provided that no such extension shall be made in the case where such suspension is solely a result of the Company Parties’ compliance with Section 3(c) or any other suspension at the request of a Holder.

(f) The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, subject in each case to consent by the Company Parties (which shall not be unreasonably withheld or delayed so long as such bank or manager is internationally recognized as an underwriter of debt securities offerings). All fees, costs and expenses of the Underwriters, except for Registration Expenses, shall be borne solely by the Participating Holders.

(g) No Holder of Registrable Securities may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4. Participation of Broker-Dealers in Exchange Offer.

(a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in an Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company Parties understand that it is the Staff’s position that if the Prospectus contained in an Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company Parties agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(e)), if requested by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a). The Company Parties further agree that, subject to Section 3(c), Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c) The Dealer Managers shall have no liability to the Company Parties or any Holder with respect to any request that such Dealer Managers may make pursuant to Section 4(b).

5. Indemnification and Contribution.

(a) The Company Parties will, jointly and severally, indemnify and hold harmless the Dealer Managers, each Holder, their respective directors, officers and employees, each Person, if any, who controls any Dealer Manager or any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate (within the meaning of Rule 405 under the Securities Act) of any Dealer Manager from and against any and all losses, claims, damages and liabilities, joint or several, to which such Dealer Manager, Holder, director, officer, employee, controlling person or affiliate may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus as amended or supplemented, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such Dealer Manager, Holder, director, officer, employee, controlling person or affiliate for any legal or other out-of-pocket expenses reasonably incurred by such Dealer Manager, Holder, director, officer, employee, controlling person or affiliate in connection with investigating or defending any such loss, damage, liability, action or claim as such expenses are incurred; provided that the Company Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, any Prospectus as amended or supplemented, any Free Writing Prospectus or any Issuer Information in reliance upon and in conformity with information relating to any Dealer Manager or any Holder furnished to the Company Parties in writing by such Dealer Manager or by such Holder expressly for use therein.

(b) Each Holder will, severally and not jointly, indemnify and hold harmless the Company Parties, the Dealer Managers and the selling Holders, the directors, officers and employees of the Company Parties and any Dealer Manager, each Person, if any, who controls the Company Parties, any Dealer Manager and any selling Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate (within the meaning of Rule 405 under the Securities Act) of any Dealer Manager against any losses, claims, damages or liabilities to which the Company Parties, or such Dealer Manager or selling Holder, director, officer, employee, controlling person or affiliate may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus as amended or supplemented or any Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, any Prospectus as amended or supplemented or any Free Writing Prospectus in reliance upon and in conformity with written information relating to such Holder furnished to the Company Parties by such Holder; and each Holder will reimburse the Company Parties, and such Dealer Manager, selling Holder, director, officer, employee, controlling person and affiliate for any legal or other out-of-pocket expenses reasonably incurred by such Person or Persons in connection with investigating, or defending any such loss, damage, liability, action or claim as such expenses are incurred, but only with reference to information relating to such Holder furnished to the Company Parties in writing by such Holder expressly for use in any Registration Statement, any Prospectus or any Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 5 of notice of the commencement of any action in respect of which indemnification may be sought pursuant to either of such subsections, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent such omission materially prejudices the indemnifying party. If any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, and shall not be liable for any settlement of any proceeding effected without its written consent, such consent not to be unreasonably withheld, delayed or conditioned.

(d) To the extent the indemnification provided for in subsection (a) or (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein (or actions in respect thereof), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company Parties from the offering of the Securities or Exchange Securities, on the one hand, and the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company Parties on the one hand and the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the Company Parties on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company Parties on the one hand or such Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company Parties and the Holders agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 5(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Dealer Managers, any Holder, any Person controlling any Dealer Manager or any Holder or any affiliate of any Dealer Manager, or by or on behalf of the Company Parties, their officers or directors or any Person controlling the Company Parties, (iii) any acceptance of any of the Exchange Securities in the Exchange Offer and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. General.

(a) No Inconsistent Agreements. Each of the Company Parties represents, warrants and agrees that it has not entered into, and on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company Parties have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 6(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder. Notwithstanding the foregoing, each Holder may waive compliance with respect to any obligation of the Company Parties under this Agreement as it may apply or be enforced by such particular Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, email, telecopier, or any courier guaranteeing overnight delivery (i) if to the Company Parties or any Dealer Manager, initially at its address set forth in the Dealer Manager Agreement and thereafter at such other address(es), notice of which is given in accordance with the provisions of this Section 6(c) and (ii) if to a Holder or any other Person, at the most current address given by such Holder or such other Person to the Company Parties by means of a notice given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; on the date sent, if emailed or telecopied (with confirmation of transmission); and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

(d) Majority of Holders. Whenever an action or determination under this Agreement requires a majority of the aggregate principal amount of the applicable Holders, in determining such majority, if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, then such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Dealer Managers (in their capacity as Dealer Managers) shall have no liability or obligation to the Company Parties with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(f) Third Party Beneficiaries. Each Holder (including any Participating Broker-Dealer for purposes of Sections 4 and 5) shall be a third party beneficiary of the agreements made hereunder between the Company Parties, on the one hand, and the Dealer Managers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders (including Participating Broker-Dealers for purposes of Sections 4 and 5) hereunder, as applicable.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by email in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

(h) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD APPLY THE LAW OF ANY OTHER JURISDICTION. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(j) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company Parties and the Dealer Managers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

(k) Securities Held by the Company Parties or their Affiliates. Whenever the consent or approval of Holders of a specified percentage of a series of Registrable Securities is required hereunder, Registrable Securities of such series held by the Company Parties or their “affiliates” (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PHILLIPS 66 COMPANY

By:	/s/ Kevin J. Mitchell
Name:	Kevin J. Mitchell
Title:	Executive Vice President, Finance and Chief Financial Officer

PHILLIPS 66

By:	/s/ Judith A. Vincent
Name:	Judith A. Vincent
Title:	Vice President and Treasurer

[Signature Page to Registration Rights Agreement]

Confirmed and accepted as of the date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Au
Name:	Pamela Au
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Executive Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott Primrose
Name:	Scott Primrose
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Title of Series of New Securities	CUSIP No. of Series of New Securities		Aggregate Principal Amount Outstanding
	144A	Regulation S
2.450% Senior Securities due 2024	718547 AA0	U7S88D AA6	$276,764,000
3.605% Senior Securities due 2025	718547 AC6	U7S88D AB4	$440,510,000
3.550% Senior Securities due 2026	718547 AE2	U7S88D AC2	$457,790,000
3.750% Senior Securities due 2028	718547 AG7	U7S88D AD0	$427,239,000
3.150% Senior Securities due 2029	718547 AJ1	U7S88D AE8	$570,040,000
4.680% Senior Securities due 2045	718547 AL6	U7S88D AF5	$441,900,000
4.900% Senior Securities due 2046	718547 AN2	U7S88D AG3	$605,161,000